EXHIBIT 10.1.1


                         FORM OF STOCK OPTION AGREEMENT

                          2007 LONG-TERM INCENTIVE PLAN



     This is an Agreement dated the ______ day of ______________ 200__, between ATWOOD OCEANICS, INC., (the "Company") and ________________________ ("Option Holder").

Recitals:
         The Company has adopted its 2007 Long-Term Incentive Plan (as amended, restated, or otherwise modified from time to time, the "Plan") for the granting to Participants (as defined in the Plan) of options to purchase shares of the Common Stock of the Company. Pursuant to said Plan, the Compensation Committee of the Company's Board of Directors has approved and ratified the execution of this Stock Option Agreement between the Company and the Option Holder.

Agreement:
         1. The Company grants to the Option Holder the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of __________ shares of the Common Stock, $1.00 par value, of the Company at the option price of $_______ per share (the "Options"), exercisable from time to time, subject to the provisions of this Agreement, during a period commencing at the end of the first year following the date of this Agreement (the "Anniversary Date") and expiring at the close of business ten (10) years from the date of this Agreement (the "Expiration Date").

         2. To the extent such rights shall not have been exercised and to the extent the Options were exercisable at the time of any termination on or after the Option Holder's "Retirement Date" as such term is defined in the Atwood

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Oceanics, Inc. Employees' Retirement Plan (or its successor) ("Retirement"), death of the Option Holder or the Option Holder's Disability(as defined as defined in Section 22(e) of the Internal Revenue Code of 1986, as amended), the Option Holder (or his or her personal representative in the case of death) shall be entitled to exercise all or any part of any vested but unexercised Options during the remaining term of such Options. If an Option Holder's employment with the Company, its subsidiaries or affiliates (collectively, the "Company Group") terminates for any other reason besides Retirement, death or Disability, the Option Holder shall be entitled to exercise all or any part of any vested but unexercised Options for a period of up to three months from such date of termination. It is understood and agreed that neither the grant of this Option nor the execution of this Agreement shall create any right of the Option Holder to remain in the employ of the Company Group, and that the Company Group retains the right to terminate such employment at will, for due cause or otherwise.

         3. These Options are non-exercisable during the first (1) year during which the Agreement is in effect. Thereafter, these Options are exercisable at the times and for the percentage of shares herein granted as follows:

         (i) On or After the First Anniversary Date:
                                    _________________         -        25%

         (ii) On or After the Second Anniversary Date:
                                    _________________         -        25%

         (iii) On or After the Third Anniversary Date:
                                    _________________         -        25%

         (iv) On or After the Fourth Anniversary Date:
                                    _________________         -        25%

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         Provided, however, that the Options are cumulative, so that any shares not purchased pursuant to exercise of vested Options within any one of the periods above specified may be purchased thereafter in a subsequent period, in whole or in part, until the expiration or termination of the Options.

         4. The Option Holder shall give written notice of the exercise of one or more Options to the Secretary of the Company at its office in Houston, Texas, specifying the number of shares to be purchased and accompanied by payment in cash or by certified or cashier's check payable to the order of the Company of the full purchase price of the shares to be purchased. Payment may also be made by delivery to the Company of an executed irrevocable Option exercise form together with irrevocable instructions to a broker dealer to sell a sufficient portion of the shares and deliver the sale proceeds to the Company in satisfaction of the exercise price. Payments may also be made in Common Stock of the Company or a combination of cash and Common Stock of the Company, as specified in the Plan.

         5. In no event may the Options granted hereby be exercised to any extent after the Expiration Date. The employment of the Option Holder shall be deemed to continue during any leave of absence, which has been authorized by the Company Group, provided that no exercise of Options may take place during any such authorized leave of absence except during the first three months thereof.

         6. No shares of Common Stock issuable upon the exercise of the Options shall be issued and delivered unless and until all applicable requirements of law and the Securities and Exchange Commission pertaining to the issuance and sale of such shares, and all applicable listing requirements of any national securities exchange on which shares of the same class are then listed, shall have been complied with.

         7. The Options granted hereby may be transferred by the Option Holder to, (i) the ex-spouse of the Option Holder pursuant to the terms of domestic relations order, (ii) the spouse, children or grandchildren of the Option Holder, (iii) a trust or trusts for the exclusive benefit of the spouse,

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children or grandchildren of the Option Holder, or (iv) a partnership in which spouse, children or grandchildren of the Option Holder are the only partners; provided in each case that there may be no consideration for any such transfer and subsequent transfers or transferred Options shall be prohibited except those made in accordance with this section or by will or by the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions with respect to termination of employment set forth in
Section 2 of this Agreement shall continue to apply with respect to the original Option Holder, in which event the Options shall be exercisable by the transferee only to the extent and for the periods specified herein. The original Option Holder will remain subject to withholding taxes upon exercise of any such Options by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early termination of an Option on account of termination of employment with the Company Group of the original Option Holder.
                  Except as set forth above, no Option shall be transferable by the Option Holder otherwise than by the will or by laws of descent and distribution, and all Options shall be exercisable, during the Option Holder's lifetime only by the Option Holder. At the request of the Option Holder, Common Stock purchased upon exercise of an Option may be issued or transferred into the name of the Option Holder and another person jointly with rights of survivorship.

         8. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment to the type, number, and the exercise price of the securities to be issued upon exercise of the Options (to be conclusively determined by the Board of Directors of the Company) shall be made to the Options governed by this Agreement.

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         9. Subject to the provisions of the Plan, in the event of a Change of
Control (as defined in the Plan) all Options granted hereby will become automatically fully vested and immediately exercisable.

         10. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other Option Holder welfare plan or program of the Company Group.

         11. Neither the Option Holder nor any other person legally entitled to exercise these Options shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of these Options unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to him or her.

         12. The Options hereby granted are subject to, and the Company and Option Holder agree to be bound by, all of the terms and conditions of the Plan, except that no amendment to the Plan shall adversely affect the Option Holder's rights under this Agreement. A copy of the Plan in its present form is available for inspection during business hours by the Option Holder or other persons entitled to exercise these Options at the Company's principal office.

         13. Upon an exercise of the Options hereby granted, the Company Group may be required to withhold federal or local tax with respect to the realization of compensation. The Company Group is hereby authorized to satisfy any such withholding requirement out of (i) any cash distributable upon exercise and (ii) any other cash compensation then or thereafter payable to the Option Holder. To the extent that the Company Group in its sole discretion determines that such sources are or may be insufficient to fully satisfy such withholding requirement, Option Holder, as a condition to the exercise of the Options, shall deliver to the Company, on behalf of the Company Group, cash in an amount determined by the Company Group to be sufficient to satisfy any such withholding requirement.

     14. These Options has been granted, executed and delivered the day and year

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first above written at Houston,  Texas, and the interpretation,  performance and enforcement of this Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of laws.

                              ATWOOD OCEANICS, INC.

                              By___________________________________



                              -------------------------------------
                              Option Holder